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                                                                       EXHIBIT 5

February 14, 1994

National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114

             Re: National City Corporation 1993 Stock Option Plan, 1989 Stock Option Plan, 1984 Stock Option Plan and 1973 Stock Option Plan

Gentlemen:

     As counsel for National City Corporation (the "Corporation"), I am delivering this opinion in connection with the filing of Form S-8 Registration Statement registering the sale of shares of the Corporation's Common Stock, par value $4.00 per share (the "Common Stock"), in connection with the National City Corporation 1993 Stock Option Plan, 1989 Stock Option Plan, 1984 Stock Option Plan, and the 1973 Stock Option Plan (the "Plans") and participations therein. I have examined each of the Plans and such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereon I am of the opinion that:

          1. The shares of Common Stock outstanding on the date hereof which have been issued upon exercise of Option Rights granted in accordance with the Plans, were duly authorized, validly issued, fully paid and nonassessable;

          2. The shares of Common Stock which may be issued upon exercise of Option Rights and Appreciation Rights granted or transferred pursuant to the Plans will be, when issued or transferred, validly issued, fully paid and nonassessable so long as:

             (a) the consideration received or to be received by the Corporation is at least equal to the par value of such shares; and

             (b) the issuance of any newly issued shares, and the transfer of any treasury shares, is, prior to any such issuance or transfer, duly authorized; and

          3. The Option Rights and Appreciation Rights to be granted to eligible employees in accordance with such Plans will be, when granted in accordance with such Plan, validly issued.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Form S-8 Registration Statement filed by the Corporation to effect registration of such shares under the Securities Act of 1933 and to the reference to me under the caption "Legal Opinion" in the Prospectus comprising a part of such Registration Statement.

                                            Very truly yours,

                                            /s/  David L. Zoeller

                                            DAVID L. ZOELLER